Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), James McCullough, Chief Executive Officer of Renalytix plc (the “Company”), and O. James Sterling, Chief Financial Officer of the Company, each hereby certify that, to the best of his or her knowledge:

1.
The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2024, to which this Certification is attached as Exhibit 32.1 (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 15, 2024

In Witness Whereof, the undersigned have set their hands hereto as of the 15th day of May, 2024.

/s/ James McCullough James McCullough Principal Executive Officer	/s/ O. James Sterling O. James Sterling Principal Financial Officer

“This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Renalytix plc under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.”